Filed pursuant to Rule 433
                                                    Registration No. 333-130684

                  Morgan Stanley Mortgage Loan Trust 2007-7AX
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-7AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

-------------------------------------------------------------------------------
MORGAN STANLEY                                                   April 17, 2007
Securitized Products Group
                                  MORGAN STANLEY

-------------------------------------------------------------------------------

                             Preliminary Termsheet
                                $1,118,406,000
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2007-7AX
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-7AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.


               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.


          IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL
                                 DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

-------------------------------------------------------------------------------
MORGAN STANLEY                                                   April 17, 2007
Securitized Products Group
                                  MORGAN STANLEY

-------------------------------------------------------------------------------


                         $1,118,406,000 (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2007-7AX
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-7AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                                            Transaction Highlights
                                            ----------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                   Initial
   Offered                                               Expected Ratings       Subordination
   Classes       Description         Balance(4)            S&P / Moody's            Level(5)          Benchmark
=====================================================================================================================
     1-A           Floater         $ 177,425,000            AAA / Aaa               7.05%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
    2-A-1          Floater         $ 371,063,000            AAA / Aaa               16.35%            1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
    2-A-2          Floater         $ 232,900,000            AAA / Aaa               16.35%            1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
    2-A-3          Floater          $ 74,359,000            AAA / Aaa               16.35%            1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
    2-A-4          Floater          $ 75,370,000            AAA / Aaa               7.05%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
    2-A-5          Floater         $ 100,000,000            AAA / Aaa               21.15%            1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
    2-A-6          Floater          $ 7,883,000             AAA / Aaa               7.05%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     M-1           Floater          $ 16,364,000            AA+ / Aa1               5.60%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     M-2           Floater          $ 13,543,000             AA / Aa2               4.40%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     M-3           Floater          $ 8,464,000              AA / Aa3               3.65%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     M-4           Floater          $ 6,771,000              AA- / A1               3.05%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     M-5           Floater          $ 5,643,000              A+ / A2                2.55%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     M-6           Floater          $ 5,079,000              A+- / A3               2.10%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     B-1           Floater          $ 3,950,000             A- / Baa1               1.75%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     B-2           Floater          $ 5,642,000             A- / Baa2               1.40%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     B-3           Floater          $ 3,950,000            BBB+ / Baa3              0.90%             1 Mo LIBOR
---------------------------------------------------------------------------------------------------------------------
     OC                                                 Not Offered Hereby
---------------------------------------------------------------------------------------------------------------------
      P
---------------------------------------------------------------------------------------------------------------------

Notes:
-----
        (1)  Certificates are priced to a 10% Optional Termination or Auction Call.
        (2)  Based on the prepayment assumption of 30% CPR.
        (3)  Assumes pricing at par.
        (4)  Bond sizes subject to a variance of plus or minus 10%.
        (5)  Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%.


---------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

---------------------------------------------------------------------------------------------------------------------


This information should be read in conjunction with the Free Writing Prospectus dated April 10th ,2007 (the "Free
Writing Prospectus")

Issuing Entity:                 Morgan Stanley Mortgage Loan Trust 2007-7AX.

Depositor:                      Morgan Stanley Capital I Inc.  The offered certificates will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:                        Morgan Stanley Mortgage Capital Inc.

Originators:                    Morgan Stanley Mortgage Capital Inc., the Sponsor, is expected to be the originator for approximately 72.87% of the Group 1 Mortgage Loans and approximately 89.43% of the Group 2
                                Mortgage Loans.

                                Wilmington Finance, Inc. is expected to be the originator of approximately 19.93% of the Group
                                1 Mortgage Loans.

                                No other originator is expected to have originated more than 10% of the Mortgage Loans in any
                                Loan Group by principal balance.

Servicers:                      GMAC Mortgage,  LLC is expected to be the initial servicer of approximately  99.80% and 98.07%
                                of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans respectively. See Exhibit 2.

                                No other servicer is expected to service more than 10% of the Mortgage Loans in any Loan Group by principal balance.


Servicing Fee:                  The Servicing Fee Rate is expected to be between 0.250% and 0.375%. As of the cut-off date the weighted average Servicing Fee Rate for the Mortgage Loans is expected to be approximately
                                0.373% per annum.

                                For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator and the
                                Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Expense Fee:                    The Expense Fee Rate with respect to each Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance Date:       Generally, the 18th of the month in which the Distribution Date occurs.

Auction Administrator/
Master Servicer/                Wells Fargo Bank, National Association
Securities Administrator:

Trustee:                        LaSalle Bank, National Association.

Swap Counterparty and           Morgan Stanley Capital Services Inc.
Interest Rate Cap
Counterparty:

Managers:                       Morgan Stanley (sole lead manager).


---------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

---------------------------------------------------------------------------------------------------------------------

Rating Agencies:                The Offered Certificates are expected to be rated by Standard & Poor's and Moody's Investors
                                Service, Inc.

Offered Certificates:           The Class 1-A, Class 2-A, Class M and Class B Certificates.

Non Offered Certificates:       The Class A-R, Class OC and Class P Certificates.

Class A Certificates:           The Class 1-A and Class 2-A Certificates (together with the Class A-R Certificates, the "Senior
                                Certificates").

Class 1-A Certificates:         The Class 1-A Certificates, and any classes of certificates resulting from the division of the
                                Class 1-A Certificates and having a distribution priority over the Subordinate Certificates.

Class 2-A Certificates          The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates,
                                and any classes of certificates resulting from the division of the Class 2-A Certificates and having a distribution priority over the Subordinate Certificates.

Class M Certificates:           The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Class B Certificates:           The Class B-1, Class B-2 and Class B-3 Certificates.

Subordinate Certificates:       The Class M and Class B Certificates (The "Subordinate Certificates," and the Subordinate
                                Certificates and the Senior Certificates are together referred to as the "Certificates").

LIBOR Certificates:             The Offered Certificates.

Expected Closing Date:          April 30th, 2007 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:                   April 1st, 2007.

Forms and Denomination:         The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR:                            "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment Assumption:          30% CPR.

Record Date:                    For the Offered Certificates and any Distribution Date, the business day immediately preceding that
                                Distribution Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Accrued Interest:               The Offered Certificates will settle without accrued interest.

Accrual Period:                 The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first
                                Distribution Date, the Closing Date) and ending on the day prior to the current Distribution
                                Date (on an actual/360 day count basis).

Distribution Dates:             The 25th of each month, or if such day is not a business day, on the next business day, beginning in May 2007.

Last Scheduled Distribution     The Distribution Date occurring in April 2037.
Date:


---------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

---------------------------------------------------------------------------------------------------------------------


Clean-Up Call:                  The terms of the transaction allow for a purchase of the Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date
                                (the "Clean-Up Call Date"). The Master Servicer may assign its right to the Clean-Up Call to another party.

Optional Termination of the     Commencing with the first Clean-up Call Date, the Auction Administrator shall solicit bids for
Trust Fund by                   the purchase of the Mortgage Loans from at least three institutions that are regular purchasers
Purchaser or Auction:           and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage
                                Loans. If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property related to the Mortgage Loans remaining in the trust fund (collective, the "Assets"), and one of those bids is at least equal to the Minimum Auction
                                Price, the Auction Administrator shall sell the Assets to the highest bidder (the "Auction
                                Purchaser") at the price offered by the Auction Purchaser (the "Mortgage Loan Auction Price").
                                If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, on each six-month anniversary of the initial Clean-up Call Date, repeat these auction procedures until the Auction
                                Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan
                                Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial
                                Clean-up Call Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                                Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) any Swap Termination Payment owed to the Swap Counterparty.


Minimum Auction Price:          For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the
                                Mortgage Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans (d) any expenses incurred by the Auction Administrator relating to the Auction process and (e) any Swap Termination Payment owed to the Swap Counterparty.


Mortgage Loans:                 As of the Cut-off Date, the Mortgage Loans consist of 3,015 adjustable rate and hybrid adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage
                                Loans as of the Cut-off Date will be approximately $1,128,563,893. The Mortgage Loans will be divided into 2 loan groups - Loan Group 1 and Loan Group 2.

Group 1 Mortgage Loans:         As of the Cut-off Date, the Mortgage Loans consist of 836 adjustable rate and hybrid adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage
                                Loans as of the Cut-off Date will be approximately $190,882,343.


---------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.
---------------------------------------------------------------------------------------------------------------------



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

---------------------------------------------------------------------------------------------------------------------


Group 2 Mortgage Loans:         As of the Cut-off Date, the Mortgage Loans consist of 2,179 adjustable rate and hybrid adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the
                                Mortgage Loans as of the Cut-off Date will be approximately $937,681,550.

Relationship between Loan       The Class A Certificates with a "1" prefix are sometimes referred to as the group 1 senior
Groups and                      certificates and they correspond to the mortgage loans in loan group 1. The Class A Certificates
Certificate Groups:              with a "2" prefix are sometimes referred to as the group 2 senior certificates and they correspond to the mortgage loans in loan group 2. The Subordinate Certificates correspond to all of the Mortgage Loans.

Substitution Adjustment         The amount by which the balance of any Mortgage Loan that is repurchased from the trust
Amount:                         exceeds the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution
                                Adjustment Amount.

Liquidated Mortgage Loan:       A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:                  "Realized Loss" with respect to any Distribution Date and any Mortgage Loan that became a
                                Liquidated Mortgage Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from
                                Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient
                                Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.


REO Property:                   Real estate owned by the issuing entity.

Depositor's Option to           The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any
Purchase Breached               Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.
Mortgage Loans:


Breached Mortgage Loan:         A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the
                                Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:                 Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Delinquency:                    As calculated using the OTS methodology (see Exhibit 1), as of the cut-off date, [none] of the mortgage loans were more than 30 days delinquent. The servicer of some of these mortgage loans has changed at least one time since they were originated.

---------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.
---------------------------------------------------------------------------------------------------------------------



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

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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

---------------------------------------------------------------------------------------------------------------------


Class Principal Balance:        The "Class Principal Balance" of any Class of Certificates as of any Distribution Date
                                is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of
                                Certificates on the Class as payments of principal, and (ii) with respect to the Subordinate
                                Certificates, the amount of Realized Losses on the Mortgage Loans allocated to the Class.

Due Date:                       "Due Date" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.


Prepayment Period:              "Prepayment Period" generally means for any Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date.


Credit Enhancement:             The Offered Certificates are credit enhanced by:
                                1)  Net Monthly Excess Cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
                                2)  0.90% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 1.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.35% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and
                                3)  Subordination of distributions on the more subordinate classes of certificates (if applicable) and the Class OC Certificates to the required distributions on the more senior classes of certificates.

                                The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate Class Principal Balance of the Certificates is referred to as
                                "overcollateralization." On the Closing Date the aggregate Stated Principal Balance of the mortgage loans is expected to exceed the aggregate Class Principal Balance of the Certificates by approximately $10,157,893. In other words, it is expected that there will be approximately
                                0.90% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Certificates, plus the related weighted average expense fee rate and any net swap payments. Net Monthly Excess
                                Cashflow, as described below, will be used to reduce the total Class Principal Balance of the
                                Certificates creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.


Senior Enhancement Percentage:  For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class
                                Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.


---------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.  Please refer to important information and qualifications at the end of this material.
---------------------------------------------------------------------------------------------------------------------


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

---------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

---------------------------------------------------------------------------------------------------------------------


Class A Interest Distribution   The "Class A Interest Distribution Amount" for any class of  Senior Certificates and any
Amount:                         Distribution Date will be equal to the interest accrued on the related Class Principal Balance for such Distribution Date for such class of Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of
                                Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls and the Interest
                                Carry Forward Amount, if any, for such Distribution Date for such class of Senior Certificates.



Principal Remittance Amount:    The "Principal Remittance Amount" for the Certificates and any Distribution Date will be the sum of:
                                (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination
                                Date;
                                (ii) the principal portion of all proceeds received in respect of the repurchase of an
                                Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment
                                Period; and
                                (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.


Subordinated Interest           The "Subordinated Interest Distribution Amount" will be, with respect to any class of
Distribution Amount:            Subordinate Certificates and any Distribution Date, interest accrued during the related
                                Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of
                                Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls.


Stepdown Date:                  The later to occur of:
                                (x) The earlier of:
                                    (a) The Distribution Date occurring in May 2010; and
                                    (b) The Distribution Date on which the aggregate Class Principal Balance of the Class
                                        A Certificates is reduced to zero; and
                                (y) The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Certificates on the applicable Distribution Date) is greater than or equal to approximately 14.10%.

Delinquency Trigger Event:      A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average equals or exceeds [40.00%] of the prior period's Senior Enhancement
                                Percentage. The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of
                                Mortgage Loans that are 60 or more days delinquent.


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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal
                                Balance of the Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

                                Months 25 - 36             0.25% for the first month, plus an additional 1/12th of 0.40% for each month thereafter
                                Months 37 - 48             0.65% for the first month, plus an additional 1/12th of 0.45% for each month thereafter
                                Months 49 - 60             1.10% for the first month, plus an additional 1/12th of 0.45% for each month thereafter
                                Months 61 - 72             1.55% for the first month, plus an additional 1/12th of 0.30% for each month thereafter
                                Months 73 and thereafter   1.85%.


Step-up Coupons:                For all Offered Certificates the coupon will increase after the Clean-up Call Date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A
                                Certificates and by 1.5x on the Subordinate Certificates after the Clean-up Call Date.

Class 1-A Pass-Through Rate:    The Class 1-A Certificates will accrue interest at a variable rate equal to the least of (i)
                                one-month LIBOR plus 22 bps (44 bps after the Clean-up Call Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-A-1 Pass-Through Rate:  The Class 2-A-1 Certificates will accrue interest at a variable rate equal to the least of (i)
                                one-month LIBOR plus 12 bps (24 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-A-2 Pass-Through Rate:  The Class 2-A-2 Certificates will accrue interest at a variable rate equal to the least of (i)
                                one-month LIBOR plus 24 bps (48 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-A-3 Pass-Through Rate:  The Class 2-A-3 Certificates will accrue interest at a variable rate equal to the least of (i)
                                one-month LIBOR plus 36 bps (72 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-A-4 Pass-Through Rate:  The Class 2-A-4 Certificates will accrue interest at a variable rate equal to the least of (i)
                                one-month LIBOR plus 32 bps (64 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-A-5 Pass-Through Rate:  The Class 2-A-5 Certificates will accrue interest at a variable rate equal to the least of (i)
                                one-month LIBOR plus 20 bps (40 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-A-6 Pass-Through Rate:  The Class 2-A-6 Certificates will accrue interest at a variable rate equal to the least of (i)
                                one-month LIBOR plus 32 bps (64 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class M-1 Pass-Through Rate:    The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 40 bps (60 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-2 Pass-Through Rate:    The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 55 bps (82.5 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-3 Pass-Through Rate:    The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 65 bps (97.5 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.


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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Class M-4 Pass-Through Rate:    The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 120 bps (180 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-5 Pass-Through Rate:    The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 150 bps (300 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-6 Pass-Through Rate:    The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 200 bps (300 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class B-1 Pass-Through Rate:    The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 250 bps (375 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class B-2 Pass-Through Rate:    The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 250 bps (375 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class B-3 Pass-Through Rate:    The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i)
                                one-month LIBOR plus 250 bps (375 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Net WAC Cap:                    For any Distribution Date, the weighted average of the interest rates for each Mortgage Loan
                                (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 1 Net WAC Cap:            For any Distribution Date, the weighted average of the interest rates for each Group 1 Mortgage
                                Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 2 Net WAC Cap:            For any Distribution Date, the weighted average of the interest rates for each Group 2 Mortgage
                                Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:              For each Distribution Date commencing with the Distribution Date in April 2008 to and including the Distribution Date in February 2012, a fraction, the numerator of which is any Net Swap
                                Payment or swap termination payment owed to the Swap Counterparty for such Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.


Interest Rate Cap:              Beginning on the first Distribution Date, and for a period of 10 months thereafter, the LIBOR
                                Certificates will have the benefit of an Interest Rate Cap entered into by the Issuing Entity and the Interest Rate Cap Counterparty.

                                For its duration, on each applicable Distribution Date, the Interest Rate Cap Counterparty will pay to the Issuing Entity the product of (i) the excess, if any, of then current one-month LIBOR over the cap strike (on an Actual/360 day count basis) for such Distribution Date as described on Schedule B, (ii) the Interest Rate Cap Notional Balance for such Distribution Date as described on Schedule B and (iii) 10.


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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Interest Rate Cap Payment       Any payments from the Interest Rate Cap shall be available to pay any Basis Risk Carry
Allocation:                     Forward Amounts and any Interest Carry Forward Amounts due to the Certificates first pro rata by outstanding certificate principal balance and then pro rata by any Basis Risk Carry
                                Forward Amounts and any Interest Carry Forward Amounts remaining outstanding, after giving effect to the Allocation of Net Monthly Excess Cashflow.

                                The sponsor's estimate of maximum probable exposure under the interest rate cap is less than 10%
                                of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

Class 1-A Basis Risk Carry      As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class 1-A
Forward Amount:                 Certificates will equal the sum of:

                                (i)  The excess, if any, of interest that would otherwise be due on such Class at the Class 1-A
                                     Pass-Through Rate (without regard to the Group 1 Net WAC Cap or the Net WAC
                                     Cap) over interest due such Certificates at a rate equal to the Group 1
                                     Net WAC Cap or the Net WAC Cap;
                                (ii) Any Class 1-A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates;
                                     and
                               (iii) Interest on the amount in clause (ii) at the Class 1-A Pass-Through Rate (without regard to the Group 1 Net WAC Cap or the Net WAC Cap).

Class 2-A Basis Risk Carry      As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class 2-A
Forward Amount:                 Certificates will equal the sum of:
                                (i)  The excess, if any, of interest that would otherwise be due on such Class at the Class
                                     2-A Pass-Through Rate (without regard to the Group 2 Net WAC Cap or the Net WAC Cap) over interest due such Certificates at a rate equal to the Group 2 Net WAC Cap or the Net WAC Cap;
                                (ii) Any Class 2-A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution
                                     Dates; and
                               (iii) Interest on the amount in clause (ii) at the Class 2-A Pass-Through Rate (without regard to the Group 2 Net WAC Cap or the Net WAC Cap).


Class M-1, M-2, M-3, M-4,       As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class M-1,
M-5, M-6, B-1, B-2              Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3
and B-3 Basis Risk Carry        Certificates will equal the sum of:
Forward Amounts:                (i)   The excess, if any, of interest that would otherwise be due on such Class at such Class'
                                      applicable Pass-Through Rate (without regard to the Net WAC Cap) over interest due to such Class at a rate equal to the Net WAC Cap;
                                (ii)  Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
                                (iii) Interest on the amount in clause (ii) at the Class' applicable Pass-Through Rate
                                      (without regard to the Net WAC Cap).


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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Interest Carry Forward Amount:  "Interest Carry Forward Amount" with respect to any Class of Certificates and any
                                Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding
                                Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

Interest Distributions on       On each Distribution Date and after payments of Expense Fees, if any, and other expenses,
Offered Certificates:           including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:

                                (i)      The portion of the Interest Remittance Amount attributable to the Group 1 Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, other than the Class 1-A Basis Risk Carry Forward Amount, as applicable, first, to the Class 1-A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Class
                                         2-A Certificates;
                                (ii)     The portion of the Interest Remittance Amount attributable to the Group 2
                                         Mortgage Loans will be allocated according to the related Accrued Certificate
                                         Interest and any unpaid Accrued Certificate Interest from prior
                                         Distribution Dates, other than the Class 2-A Basis Risk Carry
                                         Forward Amount, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Class 2-A
                                         Certificates and second, to the Class 1-A Certificates;
                                (iii)    To the Class M-1 Certificates, its Accrued Certificate Interest;
                                (iv)     To the Class M-2 Certificates, its Accrued Certificate Interest;
                                (v)      To the Class M-3 Certificates, its Accrued Certificate Interest;
                                (vi)     To the Class M-4 Certificates, its Accrued Certificate Interest;
                                (vii)    To the Class M-5 Certificates, its Accrued Certificate Interest;
                                (viii)   To the Class M-6 Certificates, its Accrued Certificate Interest;
                                (ix)     To the Class B-1 Certificates, its Accrued Certificate Interest;
                                (x)      To the Class B-2 Certificates, its Accrued Certificate Interest;
                                (xi)     To the Class B-3 Certificates, its Accrued Certificate Interest; and
                                (xii)    Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly
                                         Excess Cashflow.


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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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



Principal Distributions on      On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is
Offered Certificates:           in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                (i)      to cover any Net Swap Payments and any swap termination payments due to the
                                         Swap Counterparty, not previously paid with Interest Distributions, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                                (ii)     to Class A Certificates, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
                                (iii)    to the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;
                                (iv)     to the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;
                                (v)      to the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;
                                (vi)     to the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;
                                (vii)    to the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;
                                (viii)   to the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;
                                (ix)     to the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;
                                (x)      to the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;
                                (xi)     to the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero;
                                         and
                                (xii)    Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess
                                         Cashflow.





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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Principal Distributions on      On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is
Offered Certificates            not in effect, principal  distributions from the Principal Distribution Amount will be allocated
(continued):                    as follows:

                               (i)     to cover any Net Swap Payment and any swap termination payments due to the Swap
                                       Counterparty including, without limitation, any Senior Defaulted Swap Termination
                                       Payment, not previously paid with Interest Distributions, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                               (ii)    to the Senior Certificates, the lesser of the Principal Distribution Amount and the Class
                                       A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
                               (iii)   to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                               (iv)    to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                               (v)     to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                               (vi)    to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                               (vii)   to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                               (viii)  to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                               (ix)    to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                               (x)     to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                               (xi)    to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and
                               (xii)   Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly
                                       Excess Cashflow.




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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Senior Principal Allocation:    All principal distributions to the holders of the Class A Certificates on any
                                Distribution Date will be allocated concurrently between the Class 1-A Certificates and the
                                Class 2-A Certificates, based on the Class 1-A Principal Allocation Percentage and the Class 2-A
                                Principal Allocation Percentage, as applicable.

                                The Class 1-A Certificates will receive the Class 1-A Principal Allocation Amount on each
                                Distribution Date until retired.

                                If the Sequential Trigger is not in effect, the Class 2-A Principal Allocation Amount will be distributed to Class 2-A Certificates concurrently as follows:
                                     1. [xx.xx%] sequentially to the Class 2-A-1, Class 2-A-2 and
                                        Class 2-A-3 Certificates, in that order, until retired and
                                     2. [xx.xx%] concurrently, to the Class 2-A-4, Class 2-A-5 and Class 2-A-6
                                        Certificates, prorata, until retired.

                                If the Sequential Trigger is in effect, the Class 2-A Principal Allocation Amount will be distributed to the Class 2-A Certificates concurrently as follows:
                                     1. [xx.xx%] sequentially, to Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4
                                        Certificates, in that order, until retired.
                                     2. [xx.xx%] sequentially, to Class 2-A-5 and Class 2-A-6 Certificates, in that order, until retired.

                                However, if the Class Principal Balances of either the Class 1-A Certificates or the Class 2-A
                                Certificates are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the remaining Senior Certificates in accordance with the principal distribution allocations described herein, until their Class Principal Balances have been reduced to zero. Any payments of principal to the Class 1-A Certificates will first be made from payments relating to the Group 1 Mortgage Loans and any payments of principal to the Class 2-A
                                Certificates will first be made from payments relating to the Group 2 Mortgage Loans.

                                Notwithstanding the above, in the event that the Class Principal Balances of all Subordinate
                                Classes and the Class OC Certificates have been reduced to zero, principal distributions to the
                                Class 2-A Certificates will be distributed concurrently to the Class 2-A-1, Class 2-A-2, Class
                                2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates, pro rata based upon their respective Class Principal Balances with the exception that if a Sequential Trigger is in effect, principal distributions to the Class 2-A Certificates will be allocated concurrently as follows:

                                     1.) [xx.xx%] sequentially as follows:
                                           a. Concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
                                              Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and
                                           b. To the Class 2-A-4 Certificates, until its Class Principal Balance is reduced to zero.
                                     2.) [xx.xx%] sequentially as follows:
                                           a. To the Class 2-A-5 Certificates until its Class Principal Balance is reduced to zero, and.
                                           b. To the Class 2-A-6 Certificates until its Class Principal Balance is reduced to zero.


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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Sequential Trigger:             A Sequential Trigger means (a) with respect to any Distribution Date occurring before
                                May 2009 the circumstances in which the aggregate amount of Realized Losses incurred since the
                                Cut-off Date through the last day of the related prepayment period divided by the aggregate
                                Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 0.25% and (b) with respect to any Distribution Date occurring in or after May 2009, a Trigger Event.

Class A Principal               For any Distribution Date, the percentage equivalent of a fraction, determined as follows:
Allocation Percentage:          (i) in the case of the Class 1-A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Class 2-A
                                Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 2
                                Mortgage Loans and the denominator of which is (y) the principal remittance amount for such
                                Distribution Date.

Class A Principal Allocation    For any Distribution Date, the amount determined as follows: (i) in the case of the Class 1-A
Amount:                         Certificates the product of (x) the principal remittance amount for such date and
                                (y) the Class 1-A Principal Allocation Percentage (such amount the "Class 1-A-Principal
                                Allocation Amount") and (ii) in the case of the Class 2-A Certificates the product of (x) the principal remittance amount for such date and (y) the Class 2-A Principal Allocation Percentage
                                (such amount the "Class 2-A Principal Allocation Amount").



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Allocation of Net Monthly       For any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
Excess Cashflow:                (i)      to the Class M-1 Certificates, the related Interest Carry Forward Amount;
                                (ii)     to the Class M-1 Certificates, the allocated Unreimbursed Realized Loss
                                         Amount;
                                (iii)    to the Class M-2 Certificates, the related Interest Carry Forward Amount;
                                (iv)     to the Class M-2 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (v)      to the Class M-3 Certificates, the related Interest Carry Forward Amount;
                                (vi)     to the Class M-3 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (vii)    to the Class M-4 Certificates, the related Interest Carry Forward Amount;
                                (viii)   to the Class M-4 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (ix)     to the Class M-5 Certificates, the related Interest Carry Forward Amount;
                                (x)      to the Class M-5 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xi)     to the Class M-6 Certificates, the related Interest Carry Forward Amount;
                                (xii)    to the Class M-6 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xiii)   to the Class B-1 Certificates, the related Interest Carry Forward Amount;
                                (xiv)    to the Class B-1 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xv)     to the Class B-2 Certificates, the related Interest Carry Forward Amount;
                                (xvi)    to the Class B-2 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xvii)   to the Class B-3 Certificates, the related Interest Carry Forward Amount;
                                (xviii)  to the Class B-3 Certificates, the allocated Unreimbursed Realized Loss Amount;
                                (xix)    concurrently, to the Class 1-A Certificates, any Basis Risk Carry Forward Amount
                                         for the Class 1-A Certificates and to the Class 2-A Certificates, any
                                         Basis Risk Carry Forward Amount for the Class 2-A Certificates;
                                (xx)     sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                         Class B-1, Class B-2 and Class B-3 Certificates, in such order, any Basis Risk
                                         Carry Forward Amount for such classes;
                                (xxi)    sequentially, first (i) concurrently, to the Class A Certificates, first, pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
                                         Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such Classes of Certificates; and
                                (xxii)   all remaining amounts to the holders of the Class OC Certificates.

Unpaid Interest Shortfalls:     For any class of Certificates and Distribution Date the sum of interest shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls on the Mortgage Loans
                                allocated to such class of certificates on that Distribution Date and such amounts from any prior Distribution Date remaining unpaid and interest on such amount.

Unreimbursed Realized Loss      For any Class of Subordinate Certificates, the portion of any Realized Losses on
Amount:                         the Mortgage Loans previously allocated to that Class remaining unpaid from prior Distribution
                                Dates.



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MORGAN STANLEY                                                                                         April 17, 2007
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                                                MORGAN STANLEY

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

Interest Rate Swap Agreement:   On the Closing Date, the trust will enter into an interest rate swap agreement with Morgan
                                Stanley Capital Services Inc., the swap counterparty. Under the interest rate swap agreement, with respect to each distribution date commencing with the distribution date in April 2008 to and including the distribution date in February 2012 (the "Swap Termination Date"), the trust will agree to pay to the swap counterparty a fixed payment at a rate of 4.77% per annum, determined on a "30/360" basis (or, in the case of the first distribution date, the number of days in the period from the Closing Date to the day immediately preceding the first Distribution
                                Date), and the swap counterparty will agree to pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an
                                "actual/360" basis, in each case calculated on the minimum of (i) product of (x) the scheduled notional amount and (y) the multiplier set forth on Schedule A to this term sheet for that
                                Distribution Date and (ii) the aggregate balance of the Class A and Class M Certificates. To the extent that the fixed payment payable by the trust exceeds the floating payment payable by the swap counterparty, amounts otherwise available for payments on the Certificates will be applied on or prior to such distribution date to make a net payment to the swap counterparty (such payment by the Trust, a "Net Swap Payment"), and to the extent that the floating payment payable by the swap counterparty exceeds the fixed payment payable by the trust, the swap counterparty will make a net payment to the trust (such payment by the Trust, a "Net Swap Receipt") on or prior to such distribution date. Since amounts payable with respect to the swap agreement will be paid prior to making any distributions to holders of the Certificates, Net Swap Receipts will increase and Net Swap Payments will reduce the amount available to make payments on the
                                Certificates.

                                The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:
                                         o failure to pay,
                                         o bankruptcy and insolvency events, and
                                         o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.
                                Early termination events under the interest rate swap agreement include, among other things:
                                         o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),
                                         o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of a tax),
                                         o a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of a tax, in each case, resulting from a merger),
                                         o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,
                                         o upon the exercise of the optional termination of the trust by the master servicer or a successful auction as described under "Optional Termination of the Trust Fund by
                                           Purchaser or Auction", and
                                         o the pooling and servicing agreement is amended without the consent of the Swap
                                           Provider and such amendment materially and adversely affects the rights or interests of the Swap Provider.



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MORGAN STANLEY                                                                                         April 17, 2007
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                                                MORGAN STANLEY

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

Interest Rate Swap Agreement    In addition to the termination events specified above, it shall be an additional termination
(continued):                    event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if
                                (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the
                                Required Swap Counterparty Rating or Moody's or Fitch withdraws its ratings of the Swap Provider
                                (or its guarantor) and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):
                                         (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the
                                         Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency
                                         Condition;
                                         (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support
                                         Annex shall be made a credit support document for the Swap Provider (or its guarantor)
                                         pursuant to an amendment to the interest rate swap agreement;
                                         (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency
                                         Condition; or
                                         (4) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.
                                It shall also be an additional termination event under the interest rate swap agreement if the
                                Swap Provider (or its guarantor) has its rating by S&P withdrawn, has a rating of less than
                                "BBB-" or "A-3", if applicable, by S&P, has a rating of less than "BBB-" or "F3", if applicable, by Fitch (if rated by Fitch), or has a rating of less than or equal to "A3" or "P-2", if applicable, by Moody's, and within the time period specified in the interest rate swap agreement, the Swap Provider (or its guarantor), while collateralizing its exposure to the trust, (A) fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a replacement counterparty that satisfies the Required Swap
                                Counterparty Rating, subject to satisfaction of the Rating Agency Condition and (B) fails to obtain a guaranty of, or a contingent agreement of, another person that satisfies the Required
                                Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a
                                "Substitution Event"), the Swap Provider shall assign its rights and obligations under the interest rate swap agreement to a substitute counterparty, which may be an affiliate of the Swap
                                Provider.
                                If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the Certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.
                                On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i)
                                the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.
                                The interest rate swap agreement is scheduled to terminate by its terms following the swap termination date and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Interest Rate Swap Agreement    In the event that, upon the Trust entering into a replacement interest rate swap agreement
(continued):                    following the occurrence of a Downgrade Termination Event, the Trust is entitled to receive a payment from a replacement swap provider, and the Securities Administrator shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap
                                Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution
                                Date. If the interest rate swap agreement is terminated, swap termination payments may be owed.
                                Any Swap Termination Payment owed to the Swap Provider may include, without limitation, (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the
                                Swap Counterparty in accordance with the interest rate swap agreement (such payment, a
                                "Replacement Swap Provider Payment"), and (ii) any Swap Termination Payment owed to the Swap
                                Provider (the lesser of clause (i) or (ii) above, the "Senior Defaulted Swap Termination
                                Payment"). To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, any servicer, any originator, the Securities Administrator or any other person.

                                Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Securities Administrator will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Swap Termination Date.

                                The sponsor's estimate of maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off
                                date.

Swap Account:                   On or prior to each Distribution Date during which the interest rate swap agreement is in effect, the Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap
                                Receipts for that Distribution Date will be deposited into a trust account ("the Swap Account")
                                established by the Securities Administrator as part of the trust fund.



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Swap Payment Priority:          All payments due under the swap agreement and any swap termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority, after giving effect to the Allocation of Net Monthly Excess
                                Cashflow above:
                                (i)    to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement not previously paid;
                                (ii)   to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider not previously paid;
                                (iii)  concurrently, to the Senior Certificates, Current Interest and Interest Carry
                                       Forward Amount, other than Basis Risk Carryforward Amount, on a pro rata basis, to the extent not yet paid;
                                (iv)   to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                       B-1, Class B-2 and Class B-3 Certificates, Current Interest and Carryforward
                                       Interest, other than Basis Risk Carryforward Amount, sequentially and in that order, to the extent not yet paid;
                                (v)    to the Certificates in accordance with the principal distribution rules in effect for such Distribution Date, in an amount equal to the lesser of: (i) the amount necessary to meet the Overcollateralization Target for that Distribution Date and
                                       (ii) the aggregate of all prior and current Unpaid Realized Loss Amounts not previously reimbursed;
                                (vi)   concurrently, to the Senior Certificates, any Basis Risk Carry Forward Amount for
                                       such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                                (vii)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                                       M-6, Class B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry
                                       Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                                (viii) concurrently to Senior Certificates, Class M Certificates, and Class B
                                       Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
                                (ix)   sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                                       M-6, Class B-1, Class B-2 and Class B-3 Certificates the allocated Unreimbursed
                                       Realized Loss Amount, to the extent not yet paid;
                                (x)    to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                                (xi)   all remaining amounts to the holder of the Class OC Certificates.

Swap Payment Allocation:        For a given Class of Certificates outstanding, a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Class Principal Balance of that Class.

                                Distributions will be determined in part based on the performance of individual loan groups and for such purpose, any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty will be allocated between the loan groups based on the respective aggregate Stated Principal Balance of the mortgage loans in each loan group.

Senior Defaulted Swap           As of any date, the lesser of (i) any payments received by the Trust as a result of
Termination Payment:            entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Available Distribution Amount:  The "Available Distribution Amount" for any Distribution Date and the Certificates will equal the sum of the following amounts:
                                (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans serviced by it and received by the Master Servicer by such
                                Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:
                                         o all scheduled payments of principal and related interest collected on the
                                           Mortgage Loans but due on a date after the related Due Date;
                                         o all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                                         o all prepayment penalties received in connection with the Mortgage Loans;
                                         o all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such
                                           Mortgage Loans;
                                         o Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;
                                         o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any
                                           Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreements, in each case with respect to the Mortgage Loans or otherwise allocable to the Certificates;
                                         o reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and
                                         o any fees payable to the Servicers and the Master Servicer, in each case with respect to the Mortgage Loans;
                                (2) all Monthly Advances on the Mortgage Loans made by each Servicer and/or the Master
                                Servicer for that Distribution Date;
                                (3) any amounts paid as "Compensating Interest" with respect to the Mortgage Loans by each Servicer and/or the Master Servicer for that Distribution Date;
                                (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or the Depositor pursuant to the
                                Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related
                                Originator pursuant to the related Assignment Agreement; and
                                (5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.

Interest Remittance Amount:     For any Distribution Date, the portion of the Available Distribution Amount for such
                                Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:   For any Distribution Date and each class of Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any Unpaid Interest Shortfalls allocated to such class.

Principal Distribution Amount:  On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and
                                (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution    On any Distribution Date, the excess of (i) the Principal Remittance Amount over (ii)
Amount:                         the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:    For any Distribution Date is the amount of funds available for distribution on such
                                Distribution Date remaining after making the distributions under "Interest Distributions on Offered Certificates" and "Principal Distributions on Offered Certificates" above.

Extra Principal                 For any Distribution Date, the lesser of (i) the excess of (x) interest collected or
Distribution Amount:            advanced with respect to the Mortgage Loans with due dates in the related Due Period
                                (less servicing fees and expenses), over (y) the sum of interest payable on the
                                Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Excess Subordinated Amount:     For any Distribution Date, means the excess, if any of (i) the amount of overcollateralization on that Distribution Date over (ii) the required overcollateralization for such Distribution Date.

Overcollateralization           For any Distribution Date will be the amount, if any, by which the required
Deficiency Amount:              overcollateralization exceeds the overcollateralized amount for such Distribution Date
                                (calculated for this purpose only after assuming that 100% of the Principal Remittance
                                Amount on such Distribution Date has been distributed).

Class A Principal               For any Distribution Date, an amount equal to the excess of (x) the aggregate Class
Distribution Amount:            Principal Balance of the Class A Certificates immediately prior to such Distribution
                                Date over (y) the lesser of (A) the product of (i) approximately 85.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the
                                Mortgage Loans as of the last day of the related Due Period over $3,949,974 .

Class M-1 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and
                                (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.80% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,949,974 .

Class M-2 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
                                (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
                                Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                                approximately 91.20% and (ii) the aggregate Stated Principal Balance of the Mortgage
                                Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                                Period over $3,949,974 .

Class M-3 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
                                (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                                Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates
                                immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                (i) approximately 92.70% and (ii) the aggregate Stated Principal Balance of the Mortgage
                                Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                                Period over $3,949,974 .



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Class M-4 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
                                (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates
                                (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4
                                Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.90 % and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,949,974 .

Class M-5 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
                                (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates
                                (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class M-5
                                Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.90 % and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,949,974 .

Class M-6 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
                                (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates
                                (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates
                                (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class M-6
                                Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.80 % and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,949,974 .



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qualifications at the end of this material.
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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Class B-1 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
                                (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates
                                (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates
                                (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates
                                (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-1
                                Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.50 % and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,949,974 .

Class B-2 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
                                (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates
                                (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates
                                (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates
                                (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1
                                Certificates (after taking into account the payment of the Class B-1 Principal
                                Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of
                                the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.50 % and (ii) the aggregate Stated
                                Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
                                (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,949,974 .



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Class B-3 Principal             For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the
Distribution Amount:            aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
                                (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates
                                (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates
                                (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates
                                (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates
                                (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1
                                Certificates (after taking into account the payment of the Class B-1 Principal
                                Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the
                                Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal
                                Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of
                                the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.20 % and (ii) the aggregate Stated
                                Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
                                (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,949,974 .

Allocation of Losses:           If on any Distribution Date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Principal Balances of the
                                Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage
                                Loans for that Distribution Date, the Class Principal Balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to that excess, until that Class
                                Principal Balance is reduced to zero. The Class Principal Balances of Senior
                                Certificates will not be reduced by this excess. This reduction of a Class Principal
                                Balance for Realized Losses is referred to as an "Applied Realized Loss Amount."

                                In the event Applied Realized Loss Amounts are allocated to any class of Subordinate
                                Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward
                                Amounts on the amounts written down on that Distribution Date or any future Distribution
                                Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class
                                Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid
                                Realized Loss Amount for the applicable class of Subordinate Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment
                                Period will be treated as Liquidation Proceeds and included as part of the Principal
                                Remittance Amount for the related Distribution Date.

Trust Tax Status:               One or more REMICs.



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

ERISA Eligibility:              Subject to the considerations in the Prospectus and the Free Writing Prospectus, the
                                Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

                                Until the interest rate swap agreement is no longer in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under
                                Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for
                                transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95- 60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based
                                Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the
                                Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible
                                Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based
                                Exemptions.

SMMEA Eligibility:              It is anticipated that the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                                Certificates will be mortgage related securities for purposes of the Secondary Mortgage
                                Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement          This term sheet does not contain all information that is required to be included in a
and Prospectus:                 registration statement, or in a base prospectus and prospectus supplement.

                                The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering.
                                You may get these documents for free by visiting EDGAR on the SEC Web site at
                                www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:                   PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND
                                IN THE FREE WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                                CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.



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MORGAN STANLEY                                                                                         April 17, 2007
Securitized Products Group
                                                MORGAN STANLEY

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

Static Pool Information:        Information concerning the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/prime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.



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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

------------------------------------------------------------------------------

                                  Schedule A
                          Interest Rate Swap Schedule
                               Swap Rate: 4.77%

------------------------------------------------------------------------------
                                 Swap Schedule
------------------------------------------------------------------------------
         Distribution Date         Swap Notional            Multiplier

             5/25/2007                 0.00                     10
             6/25/2007                 0.00                     10
             7/25/2007                 0.00                     10
             8/25/2007                 0.00                     10
             9/25/2007                 0.00                     10
             10/25/2007                0.00                     10
             11/25/2007                0.00                     10
             12/25/2007                0.00                     10
             1/25/2008                 0.00                     10
             2/25/2008                 0.00                     10
             3/25/2008                 0.00                     10
             4/25/2008             78,909,708.23                10
             5/25/2008             76,440,989.52                10
             6/25/2008             74,126,721.25                10
             7/25/2008             71,880,374.81                10
             8/25/2008             69,699,957.62                10
             9/25/2008             67,556,043.85                10
             10/25/2008            65,452,232.71                10
             11/25/2008            63,392,930.77                10
             12/25/2008            61,461,614.93                10
             1/25/2009             59,426,998.83                10
             2/25/2009             55,079,821.47                10
             3/25/2009             52,019,644.64                10
             4/25/2009             50,403,241.05                10
             5/25/2009             48,853,626.51                10
             6/25/2009             47,349,490.63                10
             7/25/2009             45,813,777.10                10
             8/25/2009             44,398,852.73                10
             9/25/2009             43,025,455.82                10
             10/25/2009            41,692,368.07                10
             11/25/2009            40,371,759.28                10
             12/25/2009            38,916,782.78                10
             1/25/2010             35,323,690.67                10
             2/25/2010             33,431,513.86                10
             3/25/2010             31,970,780.49                10
             4/25/2010             30,890,054.49                10
             5/25/2010             29,913,450.61                10
             6/25/2010             29,762,081.57                10
             7/25/2010             28,884,589.57                10
             8/25/2010             28,026,865.87                10
------------------------------------------------------------------------------



------------------------------------------------------------------------------
                            Swap Schedule Continued
------------------------------------------------------------------------------
         Distribution Date         Swap Notional            Multiplier

             9/25/2010             27,203,879.32                10
            10/25/2010             26,384,600.90                10
            11/25/2010             25,605,839.02                10
            12/25/2010             24,850,087.80                10
             1/25/2011             24,120,361.24                10
             2/25/2011             23,412,051.81                10
             3/25/2011             22,724,530.95                10
             4/25/2011             22,012,582.49                10
             5/25/2011             21,366,135.84                10
             6/25/2011             20,730,543.41                10
             7/25/2011             20,069,549.85                10
             8/25/2011             19,480,141.34                10
             9/25/2011             18,892,307.02                10
            10/25/2011             18,264,810.96                10
            11/25/2011             17,265,930.22                10
            12/25/2011             16,477,515.58                10
             1/25/2012             12,608,824.40                10
             2/25/2012               346,920.89                 10
             3/25/2012                   0                      10
          and thereafter



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material.
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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

------------------------------------------------------------------------------

                                  Schedule B
                          Interest Rate Cap Schedule

      -------------------------------------------------------------------
                          Interest Rate Cap Schedule
      -------------------------------------------------------------------
          Distribution         Interest Rate Cap         Strike (%)
              Date               Notional ($)

           5/25/2007            111,840,600.00              7.562
           6/25/2007            108,527,147.55              6.05
           7/25/2007            105,310,851.88              6.26
           8/25/2007            102,188,942.45              6.05
           9/25/2007             99,158,650.48              6.05
           10/25/2007            96,217,288.41              6.26
           11/25/2007            93,362,247.49              6.05
           12/25/2007            90,590,995.45              6.26
           1/25/2008             87,901,074.31              6.05
           2/25/2008             85,290,098.16              6.05
           3/25/2008             82,755,751.06              6.484
         04/25/2008 and                0
           thereafter
      -------------------------------------------------------------------



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material.
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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

------------------------------------------------------------------------------

Structuring Assumptions

      o the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

      o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

      o prepayments are allocated as described in this preliminary termsheet and in the freewriting prospectus without giving effect to loss and delinquency tests,

      o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

      o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

      o the Closing Date of the sale of the Certificates is April 30, 2007,

      o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

      o the levels of the One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year CMT Indices remain constant at 5.32000%, 5.38000%, 5.35438% and 5.00270% respectively,

      o the Mortgage Rate on each Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below,

      o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and



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material.
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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

------------------------------------------------------------------------------

                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of



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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

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the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

Under the Office of Thrift Supervision (OTS) Delinquency Calculation Method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month, however, the cut off date for information is the end of the calendar month. Therefore a loan with a due date of Aug. 1, 2002, with no payment received by the close of business on Aug. 31, 2002, would have been reported as current on the September statement to certificateholders. Assuming no payments are made during September, the loan would be reflected as delinquent on the October statement.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.



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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

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                              GMAC Mortgage, LLC

            The Sponsor has contracted with GMACM to service the Mortgage Loans owned by the Issuing Entity respect to which the Sponsor owns the servicing rights (the "Sponsor Servicing Rights Mortgage Loans"). GMACM did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMACM as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans -Seller's Retention of Servicing Rights" in this prospectus supplement.

      General. GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

      GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

      GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.


                   ----------------------------------------

                                   GMAC LLC
                                    (GMAC)

                   ----------------------------------------

                                       |
                                       |
                   ----------------------------------------


                      Residential Capital, LLC (ResCap)


                   ----------------------------------------

                                       |
                                       |
                   ----------------------------------------


                              GMAC Mortgage, LLC


                   ----------------------------------------



                             Servicing Activities

      GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

      As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately



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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

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$276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

      The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                ($ IN MILLIONS)

                                                                    For the Year Ended December 31,
                                         -----------------------------------------------------------------------------------
                                             2006              2005              2004              2003               2002
                                         -----------       -----------       -----------       -----------       -----------
Prime conforming mortgage loans
-------------------------------
     No. of Loans...................      1,455,919         1,392,870         1,323,249         1,308,284         1,418,843
     Dollar Amount of Loans.........       $203,894          $186,364          $165,521          $153,601          $150,421
     Percentage Change
          from Prior Year...........          9.41%            12.59%             7.76%             2.11%               N/A

Prime non-conforming mortgage loans
-----------------------------------
     No. of Loans...................         67,462            69,488            53,119            34,041            36,225
     Dollar Amount of Loans.........        $32,220           $32,385           $23,604           $13,937           $12,543
     Percentage Change
          from Prior Year...........        (0.51)%            37.20%            69.36%            11.12%               N/A

Government mortgage loans
-------------------------
     No. of Loans...................        181,563           181,679           191,844           191,023           230,085
     Dollar Amount of Loans.........        $18,843           $18,098           $18,328           $17,594           $21,174
     Percentage Change
          from Prior Year...........          4.12%           (1.25)%             4.17%          (16.91)%               N/A

Second-lien mortgage loans
--------------------------
     No. of Loans...................        514,085           392,261           350,334           282,128           261,416
     Dollar Amount of Loans.........        $20,998           $13,034           $10,374            $7,023            $6,666
     Percentage Change
          from Prior Year...........         61.10%            25.64%            47.71%             5.36%               N/A

Total mortgage loans serviced
-----------------------------
     No. of Loans...................      2,219,029         2,036,298         1,918,546         1,815,476         1,946,569
     Dollar Amount of Loans.........       $275,955          $249,881          $217,827          $192,155          $190,804
     Percentage Change
          from Prior Year...........         10.43%            14.72%            13.36%             0.71%               N/A


           Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and



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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

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property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.



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MORGAN STANLEY                                                  April 17, 2007
Securitized Products Group
                                MORGAN STANLEY

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This material was prepared by sales, trading, banking or other non-research
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hereinafter "Morgan Stanley"). This material was not produced by a Morgan
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